Exhibit 99.1

National Bank Holdings Corporation Announces

Record Third Quarter 2018 Financial Results

Greenwood Village, Colorado - (PR Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the quarter - Adjusted(1)
	3Q18	2Q18	3Q17	3Q18	2Q18	3Q17
Net income ($000's)	$18,240	$17,512	$7,231	$18,240	$17,787	$7,476
Earnings per share - diluted	$0.58	$0.56	$0.26	$0.58	$0.57	$0.27
Return on average tangible assets	1.35%	1.31%	0.69%	1.35%	1.33%	0.71%
Return on average tangible common equity	13.39%	13.52%	6.43%	13.39%	13.72%	6.62%

(1)	Adjusted for Peoples, Inc. (“Peoples”) acquisition-related costs. See non-GAAP reconciliations starting on page 14.

In announcing these results, Chief Executive Officer Tim Laney shared, “We are pleased to announce record quarterly earnings of $0.58 per share fueled by strong loan growth, outstanding credit quality, and diligent expense management.  Our relationship banking strategy continues to pay dividends in the form of non-interest bearing deposit growth, which grew 10.3% annualized during the third quarter.  Originated and acquired loans increased at an annualized rate of 9.3% during the quarter led by our commercial banking business.  Loan originations over the last four quarters totaled a record $1.1 billion.  We are growing loans by adhering to our uncompromising underwriting standards and concentration limits with 0.00% net charge-offs for the year.

Mr. Laney added, “We expect to finish the year strong.  We have built a solid foundation that positions us well for future growth.  Our intense focus on building high quality client relationships is yielding targeted results.”

Third Quarter 2018 Results

(All comparisons refer to the second quarter of 2018, except as noted)

Net Interest Income

Fully taxable equivalent net interest income totaled $50.9 million and increased $0.4 million, or 3.3% annualized.  Fully taxable equivalent net interest margin was 3.96%, widening 0.01% from the prior quarter, driven by 0.05% higher earning asset yields and partially offset by higher cost of funds.  In addition, net interest income included $0.4 million in accelerated accretion benefit from early payoffs of 310-30 loans, a benefit of 0.03% to the fully taxable equivalent net interest margin, and compares to a second quarter accelerated accretion benefit of $0.6 million, or a 0.05% benefit to the fully taxable equivalent net interest margin.

Loans

Originated loans and acquired loans not accounted for under 310-30 (“acquired loans”) ended the quarter at $3.8 billion, increasing $87.8 million, or 9.3% annualized, led by originated commercial loan growth of $134.2 million, or 25.1% annualized. Commercial loan originations totaled $188.2 million for the quarter, increasing 82.7% over the third quarter last year.  The yield on outstanding originated loans increased 0.05% during the third quarter to 4.50% due to higher new loan yields and increases in short-term market rates.

Asset Quality and Provision for Loan Losses

Provision for loan losses of $0.8 million was recorded during the quarter, driven by an increase in originated loans, partially offset by one large recovery of $1.1 million. Annualized net recoveries on originated and acquired loans totaled 0.08%, compared to annualized net charge-offs of 0.03% in the prior quarter and 0.00% year-to-date.  Non-performing originated and acquired loans (comprised of non-accrual loans and non-accrual TDRs) were 0.64% of total originated and acquired loans, compared to 0.68% at June 30, 2018. The originated and acquired allowance for loan losses was 0.88% compared to 0.86% at the prior quarter end.

Acquired problem loans accounted for under 310-30 totaled $74.9 million at September 30, 2018 and decreased $8.0 million during the third quarter. The life-to-date economic benefit of the accretable yield transfers, net of impairments, on 310-30 loans totals $292.1 million.

Deposits

Average transaction deposits (defined as total deposits less time deposits) increased $2.1 million, a 0.2% annualized increase driven by an increase in average non-interest bearing demand deposits of $27.6 million, or 10.3% annualized.  Average total deposits decreased $10.4 million to $4.6 billion, or 0.9% annualized.  The cost of deposits was 0.47%, an increase of 0.05% from the prior quarter and 0.05% over the third quarter last year.

Non-Interest Income

Non-interest income totaled $18.1 million and decreased $1.5 million as increases in service charges and bankcard fees were offset by decreases in mortgage banking income, other non-interest income, and OREO income. Mortgage banking income decreased $1.1 million, or 12.3%, due to lower levels of 1-4 family mortgage loans sold in the secondary market.  The decreases in OREO income of $0.4 million and other non-interest income of $0.3 million were partially offset by an increase in service charges of $0.2 million.

Non-Interest Expense

Non-interest expense totaled $44.4 million and decreased $2.3 million from the prior quarter, driven by $0.6 million lower commissions, $0.4 million lower OREO and problem loan expenses, and $0.9 million of expense reductions due to operational efficiencies and non-recurring acquisition-related adjustments.  The second quarter included $0.4 million of acquisition costs, included in other non-interest expense.

Income tax expense totaled $4.4 million, representing an effective tax rate of 19.3%, compared to an effective tax rate of 13.8% in the prior quarter. Both quarters included tax benefits related to stock-based compensation activity totaling $0.1 million in the third quarter, compared to $0.8 million in the second quarter. The lower tax rate compared to the statutory rate reflects the continued success of our tax strategies and tax-exempt income in relation to the pre-tax income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. Shareholders’ equity totaled $673.1 million at September 30, 2018 and increased $12.9 million from the prior quarter end. The increase in shareholders’ equity was due to higher retained earnings, which was partially offset by an increase in accumulated other comprehensive loss (AOCI), driven by the fair market value fluctuations of the available-for-sale investment securities portfolio.

Common book value per share increased $0.39 to $21.88 at September 30, 2018. The tangible common book value per share was $18.04 at September 30, 2018 and increased $0.43 primarily due to the increase in retained earnings. Excluding AOCI, the tangible book value increased $0.52 to $18.70. The leverage ratio at September 30, 2018 for the consolidated company and NBH Bank was 10.31% and 9.08%, respectively.

A common convention in the industry is to add the value of the accretable yield to the tangible book value per share. The value of the September 30, 2018 accretable yield balance on the 310-30 loans of $39.7 million would add $0.99 after-tax to the tangible book value per share. A more conservative methodology that management uses values the excess yield above 5.0% and then considers the timing of the excess accreted interest income recognition discounted at 5.0%. This would add $0.76 after-tax to our tangible book value per share as of September 30, 2018, resulting in a tangible common book value per share of $18.80.

Year-Over-Year Review

(All comparisons refer to the first nine months of 2017, except as noted)

Fully taxable equivalent net interest income totaled $150.1 million and increased $36.4 million, or 32.0%. Average earning assets increased $819.2 million, or 19.0%, driven by originated loan growth and the Peoples acquisition. The fully taxable equivalent net interest margin widened 0.39% to 3.92% as the yield on earning assets increased 0.41%, led by a 0.40% increase in the originated loan portfolio yields due to short-term rate increases, partially offset by an increase in the cost of deposits of 0.02% from 0.41% to 0.43%.

Loan balances at September 30, 2018 totaled $3.9 billion and increased $784.8 million, or 25.1%, while originated and acquired loans outstanding totaled $3.8 billion and increased $835.4 million, or 27.9%, driven by Peoples acquired loans and an increase in originated loans of $444.2 million, or 15.4%. New loan originations over the trailing twelve months totaled $1.1 billion, led by commercial loan originations of $822.4 million. The 310-30 loan portfolio declined $50.7 million, or 40.3%.

Total deposits averaged $4.6 billion, increasing $757.3 million, or 19.5%.  The growth in deposits was primarily driven by the Peoples acquisition, which added $730 million in total deposits on January 1, 2018, and transaction deposit growth, partially offset by the sale of four banking centers in the second quarter 2017. The mix of transaction deposits to total deposits improved to 75.7% from 71.3% in the prior year.

Provision for loan loss expense on originated and acquired loans was $2.5 million, compared to $9.9 million last year. Annualized net charge-offs on originated and acquired loans totaled 0.00%, compared to 0.41% last year. Non-performing originated and acquired loans remained consistent at 0.64% of total originated and acquired loans for both periods. The originated and acquired allowance for loan losses totaled 0.88% of total originated and acquired loans compared to 1.00% at September 30, 2017 and decreased as the acquired loans from the Peoples acquisition were recorded at fair value.

Non-interest income for the first nine months of 2018 was $55.5 million, representing an increase of $25.3 million, primarily due to the Peoples acquisition. Service charges and bank card interchange fees grew $4.7 million due to organic growth and the addition of Peoples’ client base. Mortgage banking income increased $23.0 million, primarily due to increased volume from the acquisition of Peoples. OREO related income increased $0.5 million compared to the prior year. Other non-interest income decreased $2.9 million, primarily driven by a gain on the sale of banking centers during 2017.

Non-interest expense totaled $146.5 million the first nine months of 2018, representing an increase of $43.8 million, driven by the Peoples acquisition. The first nine months of 2018 included $8.0 million of acquisition costs.

Income tax expense totaled $8.8 million and increased $6.2 million compared to last year. Income tax expense included a $1.3 million tax benefit from stock compensation activity in the first nine months of 2018, compared to $3.4 million in the first nine months of 2017. Adjusting for the stock compensation activity, the effective tax rate for the first nine months of 2018 would be 19.1%, compared to an adjusted 2017 rate of 22.3%. The effective tax rate is lower compared to the prior year primarily due to the Tax Cuts and Jobs Act which, among other items, reduced the federal corporate tax rate to 21% effective January 1, 2018.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Wednesday, October 24, 2018. Interested parties may listen to this call by dialing (877) 272-6762 / (615) 800-6832 (International) using the Conference ID of 6870724 and asking for the NBHC Third Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately two hours after the call’s completion through November 1, 2018, by dialing (855) 859-2056 (United States) / (404) 537-3406 (International) using the Conference ID of 6870724. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “return on average tangible assets before provision for loan losses and taxes,” “return on average tangible common equity,” “tangible common book value,” “tangible common book value per share,” “tangible common equity,” “tangible common equity to tangible assets,” “adjusted non-interest expense to average assets,” “adjusted net income,” “adjusted income per share,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 104 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas and New Mexico. Its comprehensive residential mortgage banking group primarily serves the bank's core footprint with additional offices in Arizona and Utah. NBH Bank operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado and Hillcrest Bank in Texas and New Mexico. It also operates as Community Banks Mortgage, a division of NBH Bank, in Arizona, Colorado and Utah. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: bankmw.com, cobnks.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions or consolidations; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, Treasurer, (720) 529-3314, ir@nationalbankholdings.com

Media: Whitney Bartelli, Chief Marketing Officer, (816) 298-2203, media@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Total interest and dividend income	$55,909	$54,911	$42,579	$163,611	$122,652
Total interest expense	6,137	5,525	4,681	16,806	13,139
Net interest income	49,772	49,386	37,898	146,805	109,513
Taxable equivalent adjustment	1,126	1,099	1,518	3,288	4,176
Net interest income FTE(1)	50,898	50,485	39,416	150,093	113,689
Provision for loan losses	807	1,873	3,880	2,721	9,700
Net interest income after provision for loan losses FTE(1)	50,091	48,612	35,536	147,372	103,989
Non-interest income:
Service charges	4,592	4,371	3,585	13,473	10,458
Bank card fees	3,686	3,672	3,076	10,720	9,014
Mortgage banking income	7,819	8,911	668	24,701	1,716
Other non-interest income	1,892	2,157	2,086	5,651	8,566
OREO related income	72	451	136	913	449
Total non-interest income	18,061	19,562	9,551	55,458	30,203
Non-interest expense:
Salaries and benefits	28,127	29,123	19,363	87,910	59,662
Occupancy and equipment	6,925	7,190	5,208	22,070	15,887
Professional fees	1,117	738	754	4,686	2,441
Other non-interest expense	7,537	8,298	6,771	28,159	19,415
Problem asset workout	665	775	1,636	2,221	3,389
Gain on sale of OREO, net	(450)	(14)	(497)	(386)	(2,254)
Core deposit intangible asset amortization	511	653	1,370	1,817	4,110
Total non-interest expense	44,432	46,763	34,605	146,477	102,650

Income before income taxes FTE(1)	23,720	21,411	10,482	56,353	31,542
Taxable equivalent adjustment	1,126	1,099	1,518	3,288	4,176
Income before income taxes	22,594	20,312	8,964	53,065	27,366
Income tax expense	4,354	2,800	1,733	8,849	2,668
Net income	$18,240	$17,512	$7,231	$44,216	$24,698
Earnings per share - basic	$0.59	$0.57	$0.27	$1.44	$0.92
Earnings per share - diluted	$0.58	$0.56	$0.26	$1.41	$0.89

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21%, 21% and 35% for the three months ended September 30, 2018, June  30, 2018 and September  30, 2017, respectively, and federal tax rate of 21% and 35% for the nine months ended September 30, 2018 and September 30, 2017, respectively. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2018	June 30, 2018	September 30, 2017	December 31, 2017
ASSETS
Cash and cash equivalents	$111,459	$137,917	$241,160	$257,364
Investment securities available-for-sale	796,549	856,751	812,051	855,345
Investment securities held-to-maturity	249,464	266,197	275,370	258,730
Non-marketable securities	16,975	20,070	15,537	15,030
Loans	3,905,311	3,825,555	3,120,543	3,178,947
Allowance for loan losses	(33,813)	(32,230)	(30,047)	(31,264)
Loans, net	3,871,498	3,793,325	3,090,496	3,147,683
Loans held for sale	80,506	113,057	12,212	4,629
Other real estate owned	35,135	35,469	12,330	10,491
Premises and equipment, net	110,824	111,415	91,654	93,708
Goodwill	115,027	115,027	59,630	59,630
Intangible assets, net	13,937	14,693	2,840	1,607
Other assets	183,730	183,335	155,692	139,248
Total assets	$5,585,104	$5,647,256	$4,768,972	$4,843,465
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$1,089,631	$1,099,601	$910,675	$902,439
Interest bearing demand deposits	675,213	682,998	431,786	474,607
Savings and money market	1,729,563	1,716,534	1,470,714	1,484,463
Total transaction deposits	3,494,407	3,499,133	2,813,175	2,861,509
Time deposits	1,119,625	1,132,331	1,133,167	1,118,050
Total deposits	4,614,032	4,631,464	3,946,342	3,979,559
Securities sold under agreements to repurchase	55,695	73,441	92,814	130,463
Federal Home Loan Bank advances	144,540	188,334	129,115	129,115
Other liabilities	97,772	93,832	50,457	71,921
Total liabilities	4,912,039	4,987,071	4,218,728	4,311,058
Shareholders' equity:
Common stock	515	515	515	515
Additional paid in capital	1,013,314	1,012,175	972,027	970,668
Retained earnings	95,055	81,182	73,358	60,795
Treasury stock	(415,605)	(416,281)	(494,321)	(493,329)
Accumulated other comprehensive loss, net of tax	(20,214)	(17,406)	(1,335)	(6,242)
Total shareholders' equity	673,065	660,185	550,244	532,407
Total liabilities and shareholders' equity	$5,585,104	$5,647,256	$4,768,972	$4,843,465
SHARE DATA
Average basic shares outstanding	30,869,683	30,735,427	26,947,821	27,007,799
Average diluted shares outstanding	31,540,716	31,387,175	27,628,734	27,007,799
Ending shares outstanding	30,759,595	30,726,789	26,802,964	26,875,585
Common book value per share	$21.88	$21.49	$20.53	$19.81
Tangible common book value per share(1)	$18.04	$17.61	$18.59	$17.94
Tangible common book value per share, excluding accumulated other comprehensive income(1)	$18.70	$18.18	$18.64	$18.17
CAPITAL RATIOS
Average equity to average assets	12.02%	11.63%	11.74%	11.41%
Tangible common equity to tangible assets(1)	10.15%	9.79%	10.56%	10.06%
Leverage ratio	10.31%	9.92%	10.43%	9.83%
Tier 1 risk-based capital ratio	12.87%	12.62%	13.53%	12.94%
Total risk-based capital ratio	13.75%	13.47%	14.38%	13.82%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			September 30, 2018		September 30, 2018
			vs. June 30, 2018		vs. September 30, 2017
	September 30, 2018	June 30, 2018	% Change	September 30, 2017	% Change
Originated:
Commercial:
Commercial and industrial	$1,693,456	$1,611,864	5.1%	$1,284,346	31.9%
Owner-occupied commercial real estate	313,711	286,298	9.6%	267,168	17.4%
Agriculture	207,990	188,185	10.5%	128,303	62.1%
Energy	42,620	37,221	14.5%	81,351	(47.6)%
Total commercial	2,257,777	2,123,568	6.3%	1,761,168	28.2%
Commercial real estate non-owner occupied	407,786	411,953	(1.0)%	460,128	(11.4)%
Residential real estate	635,360	625,940	1.5%	634,998	0.1%
Consumer	24,246	23,235	4.4%	24,724	(1.9)%
Total originated	3,325,169	3,184,696	4.4%	2,881,018	15.4%

Acquired:
Commercial:
Commercial and industrial	61,150	68,509	(10.7)%	2,009	2,943.8%
Owner-occupied commercial real estate	94,990	96,353	(1.4)%	8,987	957.0%
Agriculture	5,916	6,611	(10.5)%	3,844	53.9%
Total commercial	162,056	171,473	(5.5)%	14,840	992.0%
Commercial real estate non-owner occupied	161,615	182,787	(11.6)%	21,728	643.8%
Residential real estate	179,146	200,730	(10.8)%	75,956	135.9%
Consumer	2,404	2,915	(17.5)%	1,405	71.1%
Total acquired	505,221	557,905	(9.4)%	113,929	343.5%

ASC 310-30 loans	74,921	82,954	(9.7)%	125,596	(40.3)%
Total loans	$3,905,311	$3,825,555	2.1%	$3,120,543	25.1%

Originated and Acquired Loan Balances by Loan Segment

			September 30, 2018		September 30, 2018
			vs. June 30, 2018		vs. September 30, 2017
	September 30, 2018	June 30, 2018	% Change	September 30, 2017	% Change
Commercial	$2,419,833	$2,295,041	5.4%	$1,776,008	36.3%
Commercial real estate non-owner occupied	569,401	594,740	(4.3)%	481,856	18.2%
Residential real estate	814,506	826,670	(1.5)%	710,954	14.6%
Consumer	26,650	26,150	1.9%	26,129	2.0%
Total originated and acquired loans	$3,830,390	$3,742,601	2.3%	$2,994,947	27.9%

Originations(1)

	Third quarter	Second quarter	First quarter	Fourth quarter	Third quarter
	2018	2018	2018	2017	2017
Commercial:
Commercial and industrial	$123,440	$232,643	$123,984	$167,699	$73,917
Owner occupied commercial real estate	35,549	19,009	23,576	8,937	32,787
Agriculture	23,833	38,220	25,873	14,050	3,335
Energy	5,412	(929)	(10,778)	(8,121)	(6,993)
Total commercial	188,234	288,943	162,655	182,565	103,046
Commercial real estate non-owner occupied	42,300	28,316	20,694	21,323	46,654
Residential real estate	40,293	30,259	21,698	25,995	28,471
Consumer	3,797	3,588	3,238	1,815	3,122
Total	$274,624	$351,106	$208,285	$231,698	$181,293

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net funding under revolving lines of credit were $34,070, $151,888, $59,236, $65,686 and $(12,804) as of the third quarter 2018, second quarter 2018, first quarter 2018, fourth  quarter 2017 and third quarter 2017, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,215,369	$36,496	4.50%	$3,079,727	$34,165	4.45%	$2,857,318	$29,893	4.15%
Acquired loans	533,261	7,891	5.87%	596,229	8,687	5.84%	110,654	1,894	6.79%
ASC 310-30 loans	80,629	4,785	23.74%	95,033	4,831	20.33%	127,752	5,667	17.74%
Loans held for sale	99,933	1,134	4.50%	83,258	950	4.58%	9,242	127	5.45%
Investment securities available-for-sale	858,469	4,482	2.09%	916,133	4,840	2.11%	848,847	4,011	1.89%
Investment securities held-to-maturity	259,169	1,807	2.79%	276,141	1,970	2.85%	286,604	1,995	2.78%
Other securities	18,048	269	5.96%	16,735	248	5.93%	16,843	234	5.56%
Interest earning deposits and securities purchased under agreements to resell	39,259	171	1.73%	66,019	319	1.94%	87,114	276	1.26%
Total interest earning assets FTE(2)	$5,104,137	$57,035	4.43%	$5,129,275	$56,010	4.38%	$4,344,374	$44,097	4.03%
Cash and due from banks	$80,334			$95,823			$67,382
Other assets	424,873			424,288			313,630
Allowance for loan losses	(33,024)			(31,421)			(35,103)
Total assets	$5,576,320			$5,617,965			$4,690,283
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,411,875	$2,269	0.37%	$2,437,404	$1,929	0.32%	$1,857,777	$1,503	0.32%
Time deposits	1,126,377	3,183	1.12%	1,138,924	2,935	1.03%	1,131,326	2,565	0.90%
Securities sold under agreements to repurchase	59,214	51	0.34%	93,625	36	0.15%	91,737	46	0.20%
Federal Home Loan Bank advances	129,542	634	1.94%	132,297	625	1.89%	144,136	567	1.56%
Total interest bearing liabilities	$3,727,008	$6,137	0.65%	$3,802,250	$5,525	0.58%	$3,224,976	$4,681	0.58%
Demand deposits	$1,096,780			$1,069,146			$874,750
Other liabilities	82,017			92,939			39,799
Total liabilities	4,905,805			4,964,335			4,139,525
Shareholders' equity	670,515			653,630			550,758
Total liabilities and shareholders' equity	$5,576,320			$5,617,965			$4,690,283
Net interest income FTE(2)		$50,898			$50,485			$39,416
Interest rate spread FTE(2)			3.78%			3.80%			3.45%
Net interest earning assets	$1,377,129			$1,327,025			$1,119,398
Net interest margin FTE(2)			3.96%			3.95%			3.60%
Average transaction deposits	$3,508,655			$3,506,550			$2,732,527
Average total deposits	$4,635,032			$4,645,474			$3,863,853
Ratio of average interest earning assets to average interest bearing liabilities	136.95%			134.90%			134.71%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%, 21% and 35% for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively. The tax equivalent adjustments included above are $1,126, $1,099 and $1,518 for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the nine months ended September 30, 2018			For the nine months ended September 30, 2017
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$3,084,274	$102,115	4.43%	$2,734,388	$82,495	4.03%
Acquired loans	589,291	25,508	5.79%	123,191	5,795	6.29%
ASC 310-30 loans	96,904	15,009	20.65%	135,485	17,718	17.44%
Loans held for sale	79,350	2,650	4.47%	8,668	406	6.26%
Investment securities available-for-sale	903,039	14,097	2.08%	895,112	12,730	1.90%
Investment securities held-to-maturity	263,995	5,528	2.79%	305,441	6,378	2.78%
Other securities	16,959	761	5.98%	15,307	619	5.39%
Interest earning deposits and securities purchased under agreements to resell	90,726	1,231	1.81%	87,762	687	1.05%
Total interest earning assets FTE(2)	$5,124,538	$166,899	4.35%	$4,305,354	$126,828	3.94%
Cash and due from banks	$91,914			$67,046
Other assets	418,753			317,702
Allowance for loan losses	(32,026)			(32,208)
Total assets	$5,603,179			$4,657,894
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,419,235	$6,042	0.33%	$1,875,143	$4,294	0.31%
Time deposits	1,144,051	8,908	1.04%	1,152,550	7,465	0.87%
Securities sold under agreements to repurchase	94,938	137	0.19%	85,077	119	0.19%
Federal Home Loan Bank advances	125,745	1,719	1.83%	108,148	1,261	1.56%
Total interest bearing liabilities	$3,783,969	$16,806	0.59%	$3,220,918	$13,139	0.55%
Demand deposits	$1,074,659			$852,913
Other liabilities	88,974			39,401
Total liabilities	4,947,602			4,113,232
Shareholders' equity	655,577			544,662
Total liabilities and shareholders' equity	$5,603,179			$4,657,894
Net interest income FTE(2)		$150,093			$113,689
Interest rate spread FTE(2)			3.76%			3.39%
Net interest earning assets	$1,340,569			$1,084,436
Net interest margin FTE(2)			3.92%			3.53%
Average transaction deposits	$3,493,894			$2,728,056
Average total deposits	$4,637,945			$3,880,606
Ratio of average interest earning assets to average interest bearing liabilities	135.43%			133.67%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21% and 35% for the nine months ended September 30, 2018 and September 30, 2017, respectively. The tax equivalent adjustments included above are $3,288 and $4,176 for the nine months ended September 30, 2018 and September  30, 2017, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Loan Losses and Asset Quality

(Dollars in thousands)

Allowance for Loan Losses Analysis

	As of and for the three months ended
	September 30, 2018			June 30, 2018			September 30, 2017
	ASC	Originated		ASC	Originated		ASC	Originated
	310-30	and acquired		310-30	and acquired		310-30	and acquired
	loans	loans	Total	loans	loans	Total	loans	loans	Total
Beginning allowance for loan losses	$201	$32,029	$32,230	$112	$30,574	$30,686	$142	$34,817	$34,959
Charge-offs	—	(393)	(393)	(61)	(335)	(396)	—	(8,843)	(8,843)
Recoveries	—	1,170	1,170	—	67	67	—	51	51
Provision (recoupment)	6	800	806	150	1,723	1,873	(142)	4,022	3,880
Ending ALL	$207	$33,606	$33,813	$201	$32,029	$32,230	$—	$30,047	$30,047
Ratio of annualized net (recoveries) charge-offs to average total loans during the period, respectively	0.00%	(0.08)%	(0.08)%	0.26%	0.03%	0.03%	0.00%	1.18%	1.13%
Ratio of ALL to total loans outstanding at period end, respectively	0.28%	0.88%	0.87%	0.24%	0.86%	0.84%	0.00%	1.00%	0.96%
Ratio of ALL to total non-performing loans at period end, respectively(1)	0.00%	137.40%	138.25%	0.00%	124.94%	125.73%	0.00%	156.85%	156.85%
Total loans	$74,921	$3,830,390	$3,905,311	$82,954	$3,742,601	$3,825,555	$125,596	$2,994,947	$3,120,543
Average total loans during the period	$80,629	$3,748,630	$3,829,258	$95,033	$3,675,956	$3,770,989	$127,752	$2,967,972	$3,095,724
Total non-performing loans(1)	$—	$24,458	$24,458	$—	$25,635	$25,635	$—	$19,157	$19,157

(1)

Loans accounted for under ASC 310-30 may be considered performing, regardless of past due status, if the timing and expected cash flows on these loans can be reasonably estimated and if collection of the new carrying value is expected.

Originated and Acquired Loans

	September 30, 2018	June 30, 2018	September 30, 2017
Loans 30-89 days past due and still accruing interest	$7,915	$9,587	$1,901
Loans 90 days past due and still accruing interest	560	1,104	156
Non-accrual loans	24,458	25,635	19,157
Total past due and non-accrual loans	$32,933	$36,326	$21,214
Total 90 days past due and still accruing interest and non-accrual loans to total originated and acquired loans	0.65%	0.71%	0.64%
Total non-accrual loans to total originated and acquired loans	0.64%	0.68%	0.64%

NATIONAL BANK HOLDINGS CORPORATION

Asset Quality

(Dollars in thousands)

Asset Quality Data

	September 30, 2018	June 30, 2018	September 30, 2017
Non-performing loans	$24,458	$25,635	$19,157
OREO:
Originated and acquired	5,293	5,905	3,817
Transferred from 310-30 loans	29,842	29,564	8,513
Total OREO	35,135	35,469	12,330
Total non-performing assets	$59,593	$61,104	$31,487
Accruing restructured loans	$7,770	$6,939	$7,620
Total non-performing loans to total loans	0.63%	0.67%	0.61%
Total non-performing assets to total loans and OREO	1.51%	1.58%	0.51%
Total non-performing assets (excluding OREO transferred from 310-30 loans) to total loans and OREO (excluding OREO transferred from 310-30)	0.76%	0.82%	0.74%

Changes in Accretable Yield

	For the three months ended			Life-to-date
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018
Accretable yield at beginning of period	$42,702	$45,193	$55,663	$—
Additions through acquisitions	—	—	—	214,996
Reclassification from non-accretable difference to accretable yield	2,017	2,644	1,965	292,115
Reclassification to non-accretable difference from accretable yield	(234)	(304)	(413)	(37,497)
Accretion	(4,785)	(4,831)	(5,667)	(429,914)
Accretable yield at end of period	$39,700	$42,702	$51,548	$39,700

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	As of and for the three months ended			As of and for the nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Key Ratios(1)
Return on average assets	1.30%	1.25%	0.61%	1.06%	0.71%
Return on average tangible assets(2)	1.35%	1.31%	0.69%	1.11%	0.79%
Return on average tangible assets, adjusted(2)	1.35%	1.33%	0.71%	1.27%	0.80%
Return on average equity	10.79%	10.75%	5.21%	9.02%	6.06%
Return on average tangible common equity(2)	13.39%	13.52%	6.43%	11.36%	7.41%
Return on average tangible common equity, adjusted(2)	13.39%	13.72%	6.62%	12.94%	7.53%
Loans to deposits ratio (end of period)	84.64%	82.60%	79.07%	84.64%	79.07%
Non-interest bearing deposits to total deposits (end of period)	23.62%	23.74%	23.08%	23.62%	23.08%
Net interest margin(4)	3.87%	3.86%	3.46%	3.83%	3.40%
Net interest margin FTE(2)(4)	3.96%	3.95%	3.60%	3.92%	3.53%
Interest rate spread FTE(5)	3.78%	3.80%	3.45%	3.76%	3.39%
Yield on earning assets(3)	4.35%	4.29%	3.89%	4.27%	3.81%
Yield on earning assets FTE(2)(3)	4.43%	4.38%	4.03%	4.35%	3.94%
Cost of interest bearing liabilities(3)	0.65%	0.58%	0.58%	0.59%	0.54%
Cost of deposits	0.47%	0.42%	0.42%	0.43%	0.41%
Non-interest income to total revenue FTE	26.19%	27.93%	19.50%	26.98%	20.99%
Non-interest expense to average assets	3.16%	3.34%	2.93%	3.50%	2.95%
Non-interest expense to average assets, adjusted(2)	3.16%	3.31%	2.89%	3.31%	2.93%
Efficiency ratio FTE(2)(6)	63.69%	65.83%	67.87%	70.38%	68.48%
Efficiency ratio FTE, adjusted for acquisition-related costs(2)(6)	63.69%	65.31%	67.07%	66.51%	68.00%

Originated and Acquired Loans Asset Quality Data(7)(8)(9)
Non-performing loans to total originated and acquired loans	0.64%	0.68%	0.64%	0.64%	0.64%
Allowance for loan losses to total originated and acquired loans	0.88%	0.86%	1.00%	0.88%	1.00%
Allowance for loan losses to non-performing loans	137.40%	124.94%	156.85%	137.40%	156.85%
Net (recoveries) charge-offs to average loans(1)	(0.08)%	0.03%	1.18%	0.00%	0.41%

Total Loans Asset Quality Data(7)(8)(9)
Non-performing loans to total loans	0.63%	0.67%	0.61%	0.63%	0.61%
Non-performing assets to total loans and OREO	1.51%	1.58%	1.01%	1.51%	1.01%
Allowance for loan losses to total loans	0.87%	0.84%	0.96%	0.87%	0.96%
Allowance for loan losses to non-performing loans	138.25%	125.73%	156.85%	138.25%	156.85%
Net (recoveries) charge-offs to average loans(1)	(0.08)%	0.03%	1.13%	0.01%	0.39%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations below.
(3)

Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities are excluded from interest earning assets. Interest bearing liabilities include liabilities that must be paid interest.

(4)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)	The efficiency ratio represents non-interest expense, less intangible asset amortization, as a percentage of net interest income on a FTE basis plus non-interest income.
(7)

Non-performing loans consist of non-accruing loans and restructured loans on non-accrual, but exclude any loans accounted for under ASC 310-30 in which the pool is still performing. These ratios may, therefore, not be comparable to similar ratios of our peers.

(8)	Non-performing assets include non-performing loans, other real estate owned and other repossessed assets.
(9)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	September 30, 2018	June 30, 2018	September 30, 2017	December 31, 2017
Total shareholders' equity	$673,065	$660,185	$550,244	$532,407
Less: goodwill and core deposit intangible assets, net	(125,294)	(125,805)	(62,470)	(61,237)
Add: deferred tax liability related to goodwill	7,098	6,869	10,485	10,873
Tangible common equity (non-GAAP)	$554,869	$541,249	$498,259	$482,043

Total assets	$5,585,104	$5,647,256	$4,768,972	$4,843,465
Less: goodwill and core deposit intangible assets, net	(125,294)	(125,805)	(62,470)	(61,237)
Add: deferred tax liability related to goodwill	7,098	6,869	10,485	10,873
Tangible assets (non-GAAP)	$5,466,908	$5,528,320	$4,716,987	$4,793,101

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	12.05%	11.69%	11.54%	10.99%
Less: impact of goodwill and core deposit intangible assets, net	(1.90)%	(1.90)%	(0.98)%	(0.93)%
Tangible common equity to tangible assets (non-GAAP)	10.15%	9.79%	10.56%	10.06%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$554,869	$541,249	$498,259	$482,043
Divided by: ending shares outstanding	30,759,595	30,726,789	26,802,964	26,875,585
Tangible common book value per share (non-GAAP)	$18.04	$17.61	$18.59	$17.94

Tangible common book value per share, excluding accumulated other comprehensive loss calculations:
Tangible common equity (non-GAAP)	$554,869	$541,249	$498,259	$482,043
Accumulated other comprehensive loss, net of tax	20,214	17,406	1,335	6,242
Tangible common book value, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	575,083	558,655	499,594	488,285
Divided by: ending shares outstanding	30,759,595	30,726,789	26,802,964	26,875,585
Tangible common book value per share, excluding accumulated other comprehensive loss, net of tax (non-GAAP)	$18.70	$18.18	$18.64	$18.17

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the nine months ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income	$18,240	$17,512	$7,231	$44,216	$24,698
Add: impact of core deposit intangible amortization expense, after tax	388	496	836	1,381	2,507
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$18,628	$18,008	$8,067	$45,597	$27,205

Average assets	$5,576,320	$5,617,965	$4,690,283	$5,603,179	$4,657,894
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(118,435)	(119,257)	(52,665)	(119,040)	(54,024)
Average tangible assets (non-GAAP)	$5,457,885	$5,498,708	$4,637,618	$5,484,139	$4,603,870

Average shareholders' equity	$670,515	$653,630	$550,758	$655,577	$544,662
Less: average goodwill and core deposit intangible assets, net of deferred tax liability related to goodwill	(118,435)	(119,257)	(52,665)	(119,040)	(54,024)
Average tangible common equity (non-GAAP)	$552,080	$534,373	$498,093	$536,537	$490,638

Return on average assets	1.30%	1.25%	0.61%	1.06%	0.71%
Return on average tangible assets (non-GAAP)	1.35%	1.31%	0.69%	1.11%	0.79%
Return on average equity	10.79%	10.75%	5.21%	9.02%	6.06%
Return on average tangible common equity (non-GAAP)	13.39%	13.52%	6.43%	11.36%	7.41%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the nine months ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest income	$55,909	$54,911	$42,579	$163,611	$122,652
Add: impact of taxable equivalent adjustment	1,126	1,099	1,518	3,288	4,176
Interest income FTE (non-GAAP)	$57,035	$56,010	$44,097	$166,899	$126,828

Net interest income	$49,772	$49,386	$37,898	$146,805	$109,513
Add: impact of taxable equivalent adjustment	1,126	1,099	1,518	3,288	4,176
Net interest income FTE (non-GAAP)	$50,898	$50,485	$39,416	$150,093	$113,689

Average earning assets	$5,104,137	$5,129,275	$4,344,374	$5,124,538	$4,305,354
Yield on earning assets	4.35%	4.29%	3.89%	4.27%	3.81%
Yield on earning assets FTE (non-GAAP)	4.43%	4.38%	4.03%	4.35%	3.94%
Net interest margin	3.87%	3.86%	3.46%	3.83%	3.40%
Net interest margin FTE (non-GAAP)	3.96%	3.95%	3.60%	3.92%	3.53%

Adjusted Financial Results

	As of and for the three months ended			As of and for the nine months ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Adjustments to net income:
Net income	$18,240	$17,512	$7,231	$44,216	$24,698
Adjustments (non-GAAP)(1)	—	275	245	6,321	432
Adjusted net income (non-GAAP)	$18,240	$17,787	$7,476	$50,537	$25,130

Adjustments to income per share:
Earnings per share	$0.58	$0.56	$0.26	$1.41	$0.89
Adjustments (non-GAAP)(1)	—	0.01	0.01	0.20	0.02
Adjusted earnings per share - diluted (non-GAAP)(1)	$0.58	$0.57	$0.27	$1.61	$0.91

Adjustments to return on average tangible assets:
Adjusted net income (non-GAAP)(1)	$18,240	$17,787	$7,476	$50,537	$25,130
Add: impact of core deposit intangible amortization expense, after tax	388	496	836	1,381	2,507
Net income adjusted for impact of core deposit intangible amortization expense, after tax(1)	18,628	18,283	8,312	51,918	27,637
Average tangible assets (non-GAAP)	5,457,885	5,498,708	4,637,618	5,484,139	4,603,870
Adjusted return on average tangible assets (non-GAAP)	1.35%	1.33%	0.71%	1.27%	0.80%

Adjustments to return on average tangible common equity:
Net income adjusted for impact of core deposit intangible amortization expense, after tax(1)	$18,628	$18,283	$8,312	$51,918	$27,637
Average tangible common equity (non-GAAP)	552,080	534,373	498,093	536,537	490,638
Adjusted return on average tangible common equity (non-GAAP)	13.39%	13.72%	6.62%	12.94%	7.53%

Adjustments to non-interest expense:
Non-interest expense	$44,432	$46,763	$34,605	$146,477	$102,650
Adjustments (non-GAAP)(1)	—	359	392	7,957	690
Adjusted non-interest expense (non-GAAP)	44,432	46,404	34,213	138,520	101,960
Non-interest expense to average assets, adjusted (non-GAAP)	3.16%	3.31%	2.89%	3.31%	2.93%

Adjustments to efficiency ratio
Efficiency ratio, FTE	63.69%	65.83%	67.87%	70.38%	68.48%
Adjustments (non-GAAP)(1)	$—	$359	$392	$7,957	$690
Efficiency ratio FTE, adjusted for acquisition costs	63.69%	65.31%	67.07%	66.51%	68.00%

(1) Adjustments:
Non-interest expense adjustments:
Acquisition-related (non-GAAP)	$—	$359	$392	$7,957	$690
Collective tax expense impact	—	(84)	(147)	(1,636)	(258)
Adjustments (non-GAAP)	$—	$275	$245	$6,321	$432